Exhibit 99.2

News Release

AmerisourceBergen Corporation

P.O. Box 959

Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN BOARD ELECTS RICHARD C. GOZON FUTURE

CHAIRMAN; CURRENT CHAIRMAN JAMES R. MELLOR TO RETIRE

AT ANNUAL MEETING OF STOCKHOLDERS

VALLEY FORGE, PA, November 15, 2005 –AmerisourceBergen Corporation (NYSE: ABC) today announced the election of Richard C. Gozon, 67, as Chairman of the Board of Directors, effective at the February 9, 2006 Annual Stockholders Meeting and contingent on his reelection as a director at the meeting. He is expected to replace James R. Mellor, 75, who will retire as Chairman and a director at the February 2006 Annual Stockholders Meeting as required by the mandatory retirement provisions of the Company’s Corporate Governance Principles.

“Jim’s leadership has been extremely beneficial to AmerisourceBergen, and the Board and I wish him well in his retirement,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “As a long-serving Board member, Dick will bring solid industry knowledge to the Chairmanship, and I look forward to working with him.”

A member of AmerisourceBergen’s Board of Directors since the Company’s creation in August 2001, Mr. Gozon previously served as a director of AmeriSource Health Corporation for seven years. He was Executive Vice President of Weyerhaeuser Corporation from 1994 until his retirement in 2002. Mr. Gozon is a member of the Board of Trustees of Thomas Jefferson University in Philadelphia; the lead director of the Triumph Group, Inc.; and a director of UGI Corporation and AmeriGas Partners, L.P.

Mr. Mellor was elected Chairman of the Company in March 2004, having joined the AmerisourceBergen Board of Directors at the Company’s formation in 2001. Previously, he served 22 years on the Bergen Brunswig Corporation Board of Directors. He has been Chairman of USEC Inc. since 1998, serving as Chief Executive Officer of USEC from 2004 to 2005. Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation from 1993 to 1997. He is also a director of Net2Phone, Inc.

News Release

The AmerisourceBergen Board of Directors is composed of ten directors.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate; economic, business, competitive and/or regulatory developments in Canada; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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